Exhibit 99.1

Travelzoo Inc. 590 Madison Avenue 21st Floor New York, NY 10022

Media Contact: Mindy Joyce (212) 521-4218 mjoyce@travelzoo-inc.com

FOR IMMEDIATE RELEASE

Travelzoo Reports First Quarter 2007 Results

NEW YORK, April 24, 2007 -- Travelzoo Inc. (NASDAQ: TZOO):

First Quarter 2007 Financial Highlights:

•	Revenues of $19.7 million, up 17% year-over-year
•	Operating profit of $7.5 million, up 7% year-over-year
•	Cash flow from operations of $6.6 million, up 13% year-over-year
•	$0.25 earnings per share, up from $0.24 in the prior year period
•	Income tax rate of 48%, up from 44% in the prior year period

Travelzoo Inc., a global Internet media company, today announced financial results for the first quarter ended March 31, 2007, with revenue of $19.7 million, an increase of 17% year-over-year. Net income was $4.1 million, with diluted earnings per share (EPS) of $0.25, up from $0.24 in the prior year period.

"Q1 2007 marks our 35th consecutive quarter of growth in online advertising sales," said Ralph Bartel, chairman and chief executive officer, Travelzoo. "In Q1, we decided to invest a record $6.7 million in subscriber acquisition and in marketing the Travelzoo brand. We added four senior executives in North America, Europe, and Asia. We believe that this positions Travelzoo well to capture the growth opportunities we see ahead for the future."

North America

North America business segment revenue grew 13% year-over-year to $18.5 million. North America reported an operating profit of $8.2 million, or 44.1% of revenue, up from an operating profit of $7.4 million, or 45.2% of revenue, in the prior year period. Losses from Travelzoo's new Canada operations impacted North America's operating profit. Travelzoo began operations in Canada in April 2006.

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Europe

Europe business segment revenue grew 128% year-over-year to $1.3 million. Europe reported an operating loss of $683,000, compared to an operating loss of $460,000 in the prior year period and an operating loss of $356,000 in the prior quarter. The $327,000 increase in the operating loss from the prior quarter was primarily attributable to increased subscriber acquisition expenses in Germany and the U.K. Travelzoo began operations in the U.K. in May 2005. In September 2006, Travelzoo launched its Top 20 e-mail newsletter in Germany.

Income Taxes

Travelzoo’s effective income tax rate was 48.2%, up from 43.6% in the prior year period. The effective tax rate was impacted by operating losses in Europe and Canada. These operating losses were treated as having no recognizable tax benefit.

Conference Call

Travelzoo will host a conference call to discuss first quarter results at 5:00 p.m. ET today. A live Web cast can be accessed through the company's investor relations Web site at www.travelzoo.com/ir.

About Travelzoo

Travelzoo is a global Internet media company. Travelzoo's media properties, which reach more than 11 million travel enthusiasts in the U.S., Canada, the U.K. and Germany, include the Travelzoo® Web site (www.travelzoo.com), the Top 20® list, the Newsflash™ e-mail alert service and SuperSearch™, a travel search engine. Travelzoo publishes offers from more than 600 advertisers. Travelzoo's deal experts review each offer to find the best travel deals and confirm their true value. Travelzoo is headquartered in New York City.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect,” “predict,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Travelzoo and Top 20 are registered trademarks of Travelzoo Inc. All other company and product names mentioned are trademarks of their respective owners.

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Travelzoo Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2007	2006

Revenues	$ 19,740	$ 16,928
Cost of revenues	353	264

Gross profit	19,387	16,664
Operating expenses:
Sales and marketing	9,317	7,099
General and administrative	2,593	2,601

Total operating expenses	11,910	9,700

Income from operations	7,477	6,964
Other income and expense:
Interest income	364	344
Loss on foreign currency	(1)	(7)

Income before income taxes	7,840	7,301

Income taxes	3,777	3,185

Net income	$ 4,063	$ 4,116

Basic net income per share	$ 0.27	$ 0.26
Diluted net income per share	0.25	0.24

Shares used in computing basic net income per share	15,250	16,103
Shares used in computing diluted net income per share	16,480	17,298

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Travelzoo Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
	2007	2006

ASSETS
Cash and cash equivalents	$ 39,889	$ 33,415
Accounts receivable, net	9,220	7,274
Deposits	295	177
Prepaid expenses and other current assets	941	506
Deferred tax assets	1,980	1,980

Total current assets	52,325	43,352

Deposits, less current portion	107	142
Property and equipment, net	219	172
Intangible assets, net	32	34

Total Assets	$ 52,683	$ 43,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	4,285	2,839
Accrued expenses	2,633	2,149
Deferred revenue	774	750
Income tax payable	4,119	1,142

Total current liabilities	11,811	6,880

Deferred tax liabilities	3	3

Common stock	153	153
Additional paid-in capital	2,076	2,076
Accumulated other comprehensive income	11	22
Retained earnings	38,629	34,566

Total Stockholders' Equity	40,869	36,817

Total Liabilities and Stockholders' Equity	$ 52,683	$ 43,700

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	Three months ended March 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 4,063	$ 4,116
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31	33
Provision for losses on accounts receivable	28	247
Accrued income on short-term investments	–	(166)
Changes in operating assets and liabilities:
Accounts receivable	(1,971)	(246)
Deposits	(83)	(3)
Prepaid expenses and other current assets	(434)	(243)
Accounts payable	1,444	115
Accrued expenses	481	(156)
Deferred revenue	24	333
Income tax payable	2,977	1,760

Net cash provided by operating activities	6,560	5,790

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(77)	(56)
Purchase of short-term investments	–	(14,663)
Sale of short-term investments	–	20,000

Net cash provided by (used in) investing activities	(77)	5,281

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	–	(8,594)

Net cash used in financing activities	–	(8,594)

Effect of exchange rate on cash	(9)	(4)

Net increase in cash and cash equivalents	6,474	2,473
Cash and cash equivalents at beginning of period	33,415	24,469

Cash and cash equivalents at end of period	39,889	26,942

Supplemental disclosure of cash flow information:
Cash paid for income taxes net of refunds received	800	1,425

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Travelzoo Inc.

Segment Information

(Unaudited)

(In thousands)

Three months ended March 31, 2007	North America	Europe	Elimination	Consolidated

Revenue from unaffiliated customers	$ 18,455	$ 1,285	$ –	$ 19,740
Intersegment revenue	42	3	(45)	–

Total net revenues	18,497	1,288	(45)	19,740

Operating income (loss)	$ 8,159	$ (683)	$ 1	$ 7,477

Three months ended March 31, 2006	North America	Europe	Elimination	Consolidated

Revenue from unaffiliated customers	$ 16,365	$ 563	$ –	$ 16,928
Intersegment revenue	71	2	(73)	–

Total net revenues	16,436	565	(73)	16,928

Operating income (loss)	$ 7,424	$ (460)	$ –	$ 6,964

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